    As filed with the U.S. Securities and Exchange Commission on June 25, 1998

                                                    Registration No. 333-
                                                                         -------
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                  63-0949734
 (State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

HIGHWAY 41 NORTH AND CAVALIER ROAD
        ADDISON, ALABAMA                                 35540
(Address of Principal Executive Offices)               (Zip Code)


                    CAVALIER HOMES, INC. FLEXIBLE OPTION PLAN
                            (Full title of the plan)

                          ----------------------------

                                DAVID A. ROBERSON
                       HIGHWAY 41 NORTH AND CAVALIER ROAD
                             ADDISON, ALABAMA 35540
                     (Name and address of agent for service)


                                 (205) 747-0044
          (Telephone number, including area code, of agent for service)

                                 with a copy to:


                              JOHN B. GRENIER, ESQ.
                         BRADLEY ARANT ROSE & WHITE LLP
                                 2001 PARK PLACE
                                   SUITE 1400
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                           Proposed        Proposed maximum
              Title of securities to                  Amount to be     maximum offering   aggregate offering       Amount of
                   be registered                       registered       price per share          price         registration fee
--------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations                    $10,000,000.00      Not  applicable   $10,000,000.00(2)       $2,950.00

Common Stock, par value $0.10 per share (including    500,000 shares
attendant Rights to Purchase Series A Junior
Participating Preferred Stock (1)):
================================================================================================================================

(1) The Rights to Purchase Series A Junior Participating Preferred Stock are currently attached to and trade with the shares of Registrant Common Stock being registered hereby. Value attributable to Rights, if any, is reflected in the market price of Registrant Common Stock.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.  *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to
         Part I of Form S-8.



                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by Cavalier Homes, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

           (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (including the portions of the Company's Proxy Statement for its Annual Meeting of Stockholders to be held May 20, 1998 that are incorporated by reference therein) (File No. 1-9792).

           (2) The Company's Current Report on Form 8-K dated January 15, 1998 (as amended by Form 8-K/A dated March 16, 1998 and by Form 8-K/A dated March 17, 1998) (File No. 1-9792).

           (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1998 (File No. 1- 9792).

           (4) The description of the Company's shares of common stock ("Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission under the Exchange Act on December 9, 1987, as amended by the Company's Form 8-A dated December 16, 1987, and as updated (A) in the Registration Statement on Form S-3, effective June 23, 1993 (File No. 1-9792), to reflect the increase of the number of shares of authorized Common Stock from 5,000,000 shares to 15,000,000 shares, (B) by the Registration Statement on Form 8-A filed with the Commission under the Exchange Act on December 2, 1994 (File No. 1-9792), reflecting the listing of the Common Stock on the NYSE, (C) under the caption "Proposed Amendment to Certificate of Incorporation" in the Company's Proxy Statement dated March 25, 1997 (File No. 1-9792) to reflect the increase of the number of shares of authorized Common Stock from 15,000,000 to 50,000,000, and (D) under the caption "Description of Cavalier Capital Stock" in the Company's Registration Statement on Form S-4, filed with the Commission on December 2, 1997 (Reg. No. 333-41319).

           (5) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on October 29, 1996 (File No. 1-9792), and as amended by the Company's Form 8-A filed on November 11, 1996 (File No. 1- 9792).

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           The Cavalier Homes, Inc. Flexible Option Plan (the "Plan") was adopted in order to assist the Company and those of its affiliates that adopt the Plan (collectively with the Company, the "Participating Employers") in attracting and retaining key employees by offering them an opportunity to defer compensation and participate in the success of the Company. The Company and most of its wholly owned subsidiaries have adopted the Plan. Other majority-owned subsidiaries of the Company may, with the consent of the committee that administers the Plan (the "Committee"), adopt the Plan in the future. Each of the Participating Employers that has adopted the Plan has agreed to make the payments required under the Plan, and the Company has guaranteed these obligations. Such obligations and guarantees, however, are not secured in any way and constitute no more than unfunded and unsecured promises of payment and performance. Participating Employers may withdraw from the Plan, and the Company may terminate a Participating Employer's participation in the Plan, on 30 days advance written notice (each of which notices may be waived by the Company or the Participating Employer, as applicable). The Plan is intended to result in the deferral of the recognition of income for federal income tax purposes until the time when benefits are actually distributed. A brief description of certain aspects of the Plan follows (the actual provisions of the Plan are contained in the Plan itself, and the following description is qualified in its entirety by reference to the full text of the Plan, which is filed as an exhibit to this registration statement).

           Under the terms of the Plan, certain management level or highly compensated employees (collectively, the "Participants") of the Participating Employers designated by the committee administering the Plan (the "Committee") may elect to defer receipt of all or a portion of the quarterly bonus that would otherwise have been paid to such Participants absent such deferral (the "Qualifying Bonus"). The Plan provides that there will be no more than 100 Participants in the Plan at any one time. No employee who is an executive officer (as defined in the Plan) or member of the board of directors of the Company can be designated as eligible to participate in the Plan. In the event a Participant becomes such an executive officer or member of the board of directors, the Participant's deferral elections will immediately terminate, and no additional amounts will be credited to his or her Accounts (as defined below). Accounts previously established for such Participants will continue to be held under the terms of the Plan.

           An individual eligible to participate shall become a Participant upon filing a completed deferral election form with the Committee and acceptance of the form by the Committee. The Committee may in its discretion determine that a Participant is no longer eligible to participate in the Plan, in which event such Participant's deferrals will terminate and no additional amounts will be credited to his or her Account, though then existing Accounts will continue to be held under the Plan. A Participant may terminate his or her deferral election with respect to Qualifying Bonuses for services rendered in calendar quarters commencing after the election to terminate participation. A Participant who has terminated his or her deferral election may not again commence deferrals until the first calendar quarter of the first calendar year following such termination. An election to defer may be revised with respect to Qualifying Bonuses attributable to services performed in subsequent calendar years by the making of a new deferral election on a deferral election form. The Qualifying Bonus will be determined in accordance with the Participating Employer's bonus policies in effect from time to time. Under the terms of the Plan, the Committee will specify a maximum basic deferral percentage for each Participant, which percentage need not be uniform among participants, representing the maximum percentage of a Participant's Qualifying Bonus that he or she may elect to defer as a basic deferral (the "Participant's Maximum Percentage"). Each Participant will determine in a deferral election form the amount of such Participant's Qualifying Bonus (up to the Participant's Maximum Percentage) that may be deferred by such Participant as a "Basic Deferral." In the event a Participant elects to defer as a Basic Deferral Qualifying Bonuses at the Participant's Maximum Percentage, then the Participant is entitled to defer up to the balance of his or her Qualifying Bonus as "Excess Deferrals" under the Plan. In addition, the Participant will be entitled to receive a matching amount equal to the amount of his or her Basic Deferral, as further specified below. Upon election to defer compensation pursuant to the Plan, a Participant will have no further right to such deferred compensation other than as provided under the Plan.

           Four accounts will be maintained for each Participant under the Plan (collectively, the "Accounts"): (i) a Basic Unit Account; (ii) a Cash Account;
(iii) a Matching Unit Account; and (iv) an Excess Deferral Account. As of the date each Qualifying Bonus is scheduled to be paid, the Participant's Basic Unit Account will be credited with a number of units ("Units") equal to the result obtained by dividing the amount of the Basic Deferral with respect to the Qualifying Bonus by the fair market value of a share of Common Stock of the Company on such date.

           As of the date each Qualifying Bonus is scheduled to be paid, the Participant's Cash Account will be credited with an amount equal to twice the amount of the Basic Deferral with respect to such Qualifying Bonus. A Participant's Cash Account will be credited with interest on the average balance thereof from time to time at a rate of 4% compounded annually. Interest is posted to the Cash Account as of the last day of each calendar month.

           As of the date each Qualifying Bonus is scheduled to be paid, the Participant's Matching Unit Account will be credited with a number of Units equal to the number of Units credited to such Participant's Basic Unit Account as noted above.

           An Excess Deferral Account will also be maintained for each Participant who elects Excess Deferrals. As of the date each Qualifying Bonus is scheduled to be paid, the Participant's Excess Deferral Account will be credited with the amount of the Excess Deferral referable to such Qualifying Bonus. A Participant may elect to have amounts credited to his or her Excess Deferral Account treated as if such amounts were invested in one or more of the investment options established by the Committee. In the event a Participant fails to make such an election, the amount credited to such Participant's Excess Deferral Account will be deemed invested in such investment option as the Committee will from time to time designate as a default investment option. Amounts deemed invested in such manner will be valued as if so invested, reflecting all earnings, losses, and other distributions or charges and changes in value which would have been incurred through such investment; provided, however, that a Participant's Excess Deferral Account will be credited or debited for only 62% of any such deemed gain or loss which, if recognized by the Company, would affect the Company's taxable income or loss. The available investment options may be changed from time to time by the Committee.

           The Plan makes provision for the downward adjustment of a Participant's Accounts in the event the applicable Participating Employer or division or other economic unit thereof incurs a loss in calendar quarters following a quarter with respect to which amounts have been credited to a Participant's Accounts. The Plan utilizes the concept of a "Participant's Share," which is equal to the product of the percentage that would have been used to determine the amount of a Participant's Qualifying Bonus for a calendar quarter and the amount of loss for such quarter of the applicable Participating Employer, division or other economic unit. The amount of a Participant's Share that was not taken into account in determining the amount of the Participant's Qualifying Bonus for any subsequent calendar quarter in such calendar year will first be applied to reduce the Participant's Excess Deferral Account as of the close of each calendar year. The amount of such Participant's Share in excess of the Excess Deferrals credited to the Participant's Excess Deferral Account in such calendar year, if any (the "Excess Participant's Share"), will then be applied to reduce amounts credited to a Participant's Basic Unit Account and Matching Unit Account for prior calendar quarters in such year (beginning with the most recent calendar quarter). Any such Excess Participant's Share will also be applied to reduce a Participant's Cash Account by the lesser of (i) the amount credited to such Cash Account for the calendar year or (ii) twice the amount of such Excess Participant's Share.

           The maximum number of Units that may be credited to the accounts of all Participants generally may not exceed 500,000, except that such number will be adjusted to reflect any change in the outstanding Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change in such manner as the Committee deems appropriate.

           A Participant will become vested in accordance with the vesting schedule established by the Committee in the Participant's deferral election form. The Committee may, in its discretion, establish different schedules or events for vesting by different Participants.

           A Participant's benefits under the Plan will be payable on the Participant's 70th birthday (or such earlier birthday, not prior to 65, as the Participant may elect in the Participant's deferral election form), or earlier, if so elected by the Participant, upon the Participant's disability (as defined in the Plan), death, termination of Participant's service as an employee, such other event as the Participant may specify which is approved by the Committee, or a Change in Control (as defined in the Plan) in the Company occurring after May 20, 2000. A Participant's benefits under the Plan will also be payable earlier than the Participant's 70th birthday upon the termination of the Participant as an employee for Cause (as defined in the Plan) at the discretion of the Committee. The events set forth in this paragraph are defined in the Plan as "Distributable Events." A Participant's Distributable Event elections must be made on the Participant's initial deferral election form and are irrevocable.

           If a Participant has a Distributable Event at a time when he or she does not have a Vested Percentage (as defined in the Plan) of 100%, he or she will be entitled to receive as his or her benefit under the Plan a lump sum cash payment of

                      (i)        his or her aggregate Basic Deferrals; and

                      (ii) the product of his or her Vested Percentage and his or her aggregate Basic Deferrals; and

                      (iii)      the value of his or her Excess Deferral
                                 Account.

           If a Participant has a Distributable Event at a time when he or she has a Vested Percentage of 100%, his or her benefits will be

                  (i)      the value of his or her Excess Deferral Account; and

                  (ii) a number of shares of Common Stock equal to the sum of the number of Units credited to his or her Basic Unit Account and the number of Units credited to his or her Matching Unit Account, unless the product of the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the date of the Distributable Event multiplied by the sum of the number of Units credited to his or her Basic Unit Account and the number of Units credited to his or her Matching Unit Account is less than the value of his or her Cash Account, in which case the value of his or her Cash Account will be paid in cash.

           In the event a Participant is terminated for Cause (as defined in the Plan), the Committee in its discretion may treat such event as a Distributable Event. At the sole election of the Committee, such Participant's benefit, in lieu of the benefit that otherwise would be due, shall be a lump sum cash payment of an amount equal to his or her aggregate Basic Deferrals and the aggregate amount of Excess Deferrals (without regard to any earnings with respect thereto), reduced by any amount owed by the Participant to any one or more of the Participating Employers at the time the payment is to be made.

           Benefits that are payable in cash when a Participant has a Vested Percentage of 100% will be paid in accordance with one of the payment options available under the Plan and selected by the Participant on the Participant's initial deferral election form. The payment options for cash payments include installment payments over a period certain, a lump sum payment, and such other payment method as may be specified by the Participant and accepted by the Committee. The Committee may, in its sole discretion, reduce the payment period over which payments would have been made under an installment election (including consolidation into a lump sum); provided, that in the event of a Change in Control (as defined in the Plan) of the Company, no reduction in the payment period may be made prior to the fifth anniversary of such Change in Control. In the absence of an election by the Participant, payments will be made in a lump sum. Distributions of Common Stock will be made in a single distribution.

           The Plan provides that if at any time a court or the Internal Revenue Service determines that any amounts or shares credited to a Participant's Accounts are includable in the gross income of the Participant and subject to tax, the Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amounts or shares determined to be includable in the Participant's gross income.

           In the event that any payments made to a Participant under the Plan alone, or together with payments made to the Participant under any other contract, plan or program, result in subjecting the Participant to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Participant's Participating Employer will pay to the Participant an additional amount such that the net amount retained by the Participant after deduction of any excise tax on such payments and any federal, state and local income tax and excise tax on the additional payment so made will be equal to the benefits otherwise payable under the Plan.

           The Plan provides that amounts and Units credited to a Participant's Accounts may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process, and that no interest or right to receive any benefit may be taken for the satisfaction of the debts of such person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. The Plan also provides that amounts payable under the Plan may be reduced by the amount of any federal, state or local taxes required by law to be withheld with respect to such payments.

           The Plan is administered by the Committee, which is appointed by the Board of Directors. The Committee will consist of not less than one nor more than five members and shall serve at the pleasure of the Board of Directors. The Committee is required to act unanimously unless the Committee consists of at least three members, in which event it may act by a majority of its members. The member or members of the Committee serve without compensation as such but are reimbursed for all expenses reasonably incurred. The Committee is responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee has the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all questions concerning the status and rights of Participants and others under the Plan, including, but not limited to, eligibility for benefits, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The determinations, interpretations, regulations and calculations of the Committee will be final and binding on all persons and parties concerned. The Plan provides for procedures for filing claims for payments under the Plan. The Plan also provides that the Company will indemnify and hold harmless the Committee and each member thereof from liabilities for acts, omissions and conduct in the administration of the Plan, except for those acts, omissions and conduct resulting from their own willful misconduct or lack of good faith.

           The obligations of the Company under the Plan as summarized above are unsecured general obligations of the Company and rank pari passu with other unsecured indebtedness of the Company. The Plan provides that it shall at all times be considered entirely unfunded for tax purposes and for purposes of Title I of ERISA, and that it is intended as an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees, as that term is used in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

           The Company may, but is not obligated to, establish a "rabbi trust" to serve as a source of cash or other property, including options to acquire Common Stock, from which it can satisfy its obligations under the Plan. If such a trust is established, the trustee will have the duty to invest the trust assets and funds in accordance with the terms of such trust. The Company will be entitled under any such trust at any time, and from time to time, in its sole discretion, to substitute assets of at least equal fair market value for any assets held in the trust. All rights associated with the assets of any such trust will be exercised by the trustee or the person designated by the trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. The Company will not be obligated to maintain such a trust or to ensure that the assets held in such a trust are sufficient to compensate Participants for any failure of the Company to comply with the terms of the Plan. Assets of any such trust will at all times be subject to the claims of the Company's general creditors. The Company currently intends to establish such a rabbi trust and to deposit cash and options to acquire Common Stock of the Company into the trust, and to permit the trustee to make payments of benefits to Participants under the Plan out of the assets of the trust, but the Company may revoke the trust at any time (at which time the trust assets will be returned to the Company) and the Company will not be obligated to continue the trust or to make any particular level of contributions to it. If established, it is anticipated that the trust will provide that in the event of the insolvency of the Company, the trustee will hold the assets in the trust for the benefit of the general creditors of the Company.

           The Company has the power to alter, amend or wholly revise the Plan at any time and from time to time by action of the Board of Directors, except that no amendment made subsequent to a Change in Control (as defined in the Plan) of the Company is effective to the extent it would have a material adverse impact on a Participant's reasonably expected economic benefit attributable to compensation deferred prior to the Change in Control. No amendment to the Plan may alter, impair, or reduce the vested benefits credited to any Accounts prior to the effective date of such amendment without the written consent of the affected Participant. The Company also has the power by action of the Board of Directors to terminate the Plan at any time, with such termination being effective as of the date that all benefits have been distributed to Participants. Effective as of the date of the Board action (or such later date as may be specified therein), all deferrals will terminate and no future amounts will be credited to accounts of Participants; all then existing Participant Accounts will continue to be held under the terms of the Plan.

           The Company is filing this registration statement in part because of uncertainty as to whether the obligations of the Company under the Plan would or should be considered to be securities or to be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The filing of this registration statement is not an admission by the Company that the obligations of the Company under the Plan are securities or are subject to the registration requirements of the Securities Act.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Amended and Restated By-laws of the Company provide that the Company will indemnify its directors and officers in actions, suits or proceedings (other than derivative actions) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The By-laws give the Company the power in its discretion to indemnify any employee or agent of the Company in the same manner as the Company is required to indemnify its officers and directors pursuant to the foregoing sentence. The By-laws provide that the Company will indemnify any director or officer of the Company who is a party to any derivative action on behalf of the Company against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and except that no indemnification will be made in respect of any claim as to which such person will have been judged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought will determine that such person is fairly and reasonably entitled to indemnity. The By-laws give the

Company the power in its discretion to indemnify any employee or agent of Company in the same manner as the Company is required to indemnify its officers and directors pursuant to the foregoing sentence. The By-laws further provide that the Company may purchase and maintain insurance on behalf of its respective directors, officers, employees or agents.

           Section 145 of the Delaware General Corporation Law contains provisions governing the indemnification of directors and officers by Delaware corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

           Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action was brought decides indemnification is proper. To the extent that any such person has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she will be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the Delaware General Corporation Law.

           A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement must be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, or by the stockholders.

           Under the Delaware General Corporation Law, a corporation may pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she was not entitled to be indemnified.

           The indemnification provisions of the Delaware General Corporation Law are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification provided for under the Delaware General Corporation Law continues as to a person who ceases to be a director or officer.

           The Company's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or may be hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit.

           The Delaware General Corporation Law permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority and as authorized by its By-laws, the Company maintains such insurance on behalf of its directors and officers.

ITEM 8.    EXHIBITS.

 *4(a) The Certificate of Designation of Series A Junior Participating Preferred Stock of Cavalier Homes, Inc. as filed with the Office of the Delaware Secretary of State on October 24, 1996 and filed as Exhibit A to Exhibit 4 to Cavalier Homes, Inc.'s Registration Statement on Form 8-A filed on October 30, 1996.
 *4(b) Rights Agreement between Cavalier Homes, Inc. and ChaseMellon Shareholder Services, LLC, filed as Exhibit 4 to Cavalier Homes, Inc.'s Current Report on Form 8-K dated October 30, 1996.
 *4(c) Articles four, six, seven, eight and nine of Cavalier Homes, Inc.'s Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3(a) to Cavalier Homes, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, and the amendment thereto, filed as Exhibit 3(b) to Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 27, 1997.
 *4(d) Article II, Sections 2.1 through 2.18; Article III, Sections 3.1 and 3.2; Article IV, Sections 4.1 and 4.3; Article VI, Sections 6.1 through 6.5; Article VIII, Sections 8.1 and 8.2; and Article IX of the Company's Amended and Restated By-laws, included in the Amended and Restated By-laws of Cavalier Homes, Inc. filed as Exhibit 3(d) to Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 27, 1997, and the amendment thereto filed as Exhibit 3(e) to Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 26, 1997.
 4(e)      Cavalier Homes, Inc. Flexible Option Plan.
 5 Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.
23(a)      Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).
23(b)      Consent of Deloitte & Touche LLP.
24         Powers of Attorney.

-----------------
*   Incorporated by reference.


ITEM 9.    UNDERTAKINGS

           (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii)  To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Alabama, on this 25 day of June, 1998.


                                              CAVALIER HOMES, INC.


                       By:                    /S/ DAVID A. ROBERSON
                          -----------------------------------------------------
                                                David A. Roberson
                                                    President
                                           and Chief Executive Officer



           Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



              Signature                                            Title                             Date
              ---------                                            -----                             ----


        /s/ DAVID A. ROBERSON                                  Director and                     June 25, 1998
--------------------------------------------            Principal Executive Officer
          David A. Roberson


        /s/ MICHAEL R. MURPHY                             Director and Principal                June 25, 1998
--------------------------------------------         Financial and Accounting Officer
          Michael R. Murphy

        /s/ BARRY B. DONNELL                        Chairman of the Board and Director          June 25, 1998
--------------------------------------------
          Barry B. Donnell

    /s/ THOMAS A. BROUGHTON, III                                 Director                       June 25, 1998
--------------------------------------------
      Thomas A. Broughton, III

           /s/ JOHN W LOWE                                       Director                       June 25, 1998
--------------------------------------------
             John W Lowe

         /s/ LEE ROY JORDAN                                      Director                       June 25, 1998
--------------------------------------------
           Lee Roy Jordan

         /s/ GERALD W. MOORE                                     Director                       June 25, 1998
--------------------------------------------
           Gerald W. Moore

     /s/ A. DOUGLAS JUMPER, SR.                                  Director                       June 25, 1998
--------------------------------------------
       A. Douglas Jumper, Sr.

          /s/ MIKE KENNEDY                                       Director                       June 25, 1998
--------------------------------------------
            Mike Kennedy

                                INDEX TO EXHIBITS



                                                                                                       Page In
    Exhibit                                                                                         Sequentially
    Number                                            Description                                  Numbered Filing
    ------                                            -----------                                  ---------------

     *4(a)              The Certificate of Designation of Series A Junior Participating Preferred Stock
                        of Cavalier Homes, Inc. as filed with the Office of the Delaware Secretary of
                        State on October 24, 1996 and filed as Exhibit A to Exhibit 4 to Cavalier
                        Homes, Inc.'s Registration Statement on Form 8-A filed on October 30, 1996.

     *4(b)              Rights Agreement between Cavalier Homes, Inc. and ChaseMellon
                        Shareholder Services, LLC, filed as Exhibit 4 to Cavalier Homes, Inc.'s
                        Current Report on Form 8-K dated October 30, 1996.

     *4(c)              Articles four, six, seven, eight and nine of Cavalier Homes, Inc.'s Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3(a) to
                        Cavalier Homes, Inc.'s Annual Report on Form 10-K for the year ended
                        December 31, 1993, and the amendment thereto, filed as Exhibit 3(b) to
                        Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                        June 27, 1997.

     *4(d)              Article II, Sections 2.1 through 2.18; Article III, Sections 3.1 and 3.2; Article
                        IV, Sections 4.1 and 4.3; Article VI, Sections 6.1 through 6.5; Article VIII,
                        Sections 8.1 and 8.2; and Article IX of the Company's Amended and Restated
                        By-laws, included in the Amended and Restated By-laws of Cavalier Homes,
                        Inc. filed as Exhibit 3(d) to Cavalier Homes, Inc.'s Quarterly Report on Form
                        10-Q for the quarter ended June 27, 1997, and the amendment thereto filed as
                        Exhibit 3(e) to Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the
                        quarter ended September 26, 1997.

      4(e)              Cavalier Homes, Inc. Flexible Option Plan.

      5                 Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.

     23(a)              Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).

     23(b)              Consent of Deloitte & Touche LLP.

     24                 Powers of Attorney.


----------------------------
*   Incorporated by reference.